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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Summary Historical And Pro Forma Financial And Operating Information", "Selected Historical Consolidated Financial and Operating Information" and "Independent Registered Public Accounting Firms" and to the use of our report dated August 6, 2004, in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-120436-31) of Vanguard Health Systems, Inc.

                                              /s/ Ernst & Young LLP

Nashville, Tennessee
December 8, 2004